                                                                    Exhibit 9(g)


                              AMENDMENT AGREEMENT



                 AMENDMENT AGREEMENT dated as of March 30, 1998 (this "Amendment Agreement") to the Credit Agreement dated as of October 11, 1995, as amended by Amendment Agreement dated as of October 10, 1996 and as further amended by Amendment Agreement dated as of October 9, 1997 (as amended, the "Original Credit Agreement") between THE ACHIEVEMENT FUNDS TRUST, a business trust formed under the laws of the Commonwealth of Massachusetts and a registered investment company under the Investment Company Act of 1940, as amended (the "Fund"), on behalf of each of the investment portfolios listed on Schedule l thereto (each an "Original Borrower" and collectively the "Original Borrowers"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York State banking corporation (the "Bank").

                 The Fund on behalf of the Original Borrowers has requested and the Bank has provided on the terms and conditions set forth in the Original Credit Agreement revolving credit loans to the Fund for the respective benefit of and payable from the respective assets of the Original Borrowers from time to time prior to October 9, 1996 (the "Original Termination Date") in an aggregate principal amount not to exceed $10,000,000 at any time outstanding to all Original Borrowers.

                 Pursuant to the terms of an Amendment Agreement dated as of October 10, 1996, the Bank provided a new credit facility to the Original Borrowers by changing the Original Termination Date to October 9, 1997, and added the Municipal Bond Fund ("MBF"), a portfolio of the Fund, as a Borrower under the terms of the Original Credit Agreement, as so amended, for all purposes.

                 Pursuant to the terms of an Amendment Agreement dated as of October 9, 1997, the Bank provided a new credit facility to the Original Borrowers and MBF (each including MBF, a "Borrower" and collectively the "Borrowers") by changing the Original Termination Date to October 7, 1998.

                 The Fund on behalf of the Borrowers has requested the Bank to amend the Original Credit Agreement (as amended, the "Amended Agreement") to provide for an increase in the Bank's Commitment by changing the Commitment from $10,000,000 to $20,000,000 (the "New Commitment").

                 The Bank is willing to amend the Original Credit Agreement as set forth in this Amendment Agreement upon the terms and conditions set forth herein.

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 Section 1. Defined Terms. Except as otherwise defined herein, terms defined in the Original Credit Agreement and used herein shall have the meanings given to them in the Original Credit Agreement (except the term "Borrowers" shall include MBF).

                 Section 2.       Amendments.  From and after the Effective
Date:

                          (a)     The term "Commitment" shall be amended to
mean on or before March 30, 1998, $10,000,000, and at all times thereafter, $20,000,000, as such amount may be reduced from time to time pursuant to Sections 2.7 and 2.8.

                          (b)     The term "Note" shall be amended to mean, as
to any Borrower, the promissory note of the Fund on behalf of such Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, as such note may be amended or restated from time to time.

                          (c)     Exhibits A, B and C to the Original Agreement
shall be amended and restated in their entirety to read as set forth on Exhibits A, B and C hereto, respectively.

                 Section 3. Effective Date. This Amendment Agreement shall become effective on the date (the "Effective Date") all of the following conditions have been satisfied:

                          (a)     The Bank shall have received a counterpart of
this Amendment Agreement executed by the Fund on behalf of the Borrowers.

                          (b)     The Bank shall have received the Note
executed by the Fund on behalf of each of the Borrowers (as amended by this Amendment Agreement).

                          (c)     All accrued fees and expenses payable under
the Original Credit Agreement to the Effective Date shall have been paid.

                          (d)     The Bank shall have received the signed
opinion, addressed to it and dated the Effective Date, of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Fund and the

Borrowers substantially to the matters set forth in the opinion delivered pursuant to Section 3.1(b) of the Original Agreement.

                          (e)     The Bank shall have received all other
documents as it may reasonably request relating to the existence of the Fund and the Borrowers, the trust authority for and the validity of this Amendment Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Bank.

                 The Bank shall promptly notify the Fund of the Effective Date, and such notice shall be conclusive and binding on the parties hereto.

                 Section 4.       General.

                 (a) Representation and Warranties. To induce the Bank to enter into this Amendment Agreement, the Fund as to itself, and each Borrower as to itself and as to the Fund, represents and warrants that the representations and warranties set forth in Section 5 of the Original Credit Agreement are true on and as of the date hereof, provided that any reference therein to the Original Credit Agreement shall be deemed a reference to the Original Credit Agreement as amended by this Amendment Agreement.

                 (b) Payment of Expenses. Without limiting any amount payable by any Borrower under Section 8.3 of the Original Credit Agreement or
Section 8.3 of the Amended Agreement, each Borrower shall pay or reimburse the Bank its Pro Rata Portion of all out- of-pocket expenses and internal charges of the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with the preparation and administration of this Amendment Agreement and the Original Credit Agreement.

                 (c) No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Original Credit Agreement are and shall remain in full force and effect.

                 (d)      Governing Law; Counterparts.   This Amendment
Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                 (e) Counterparts. This Amendment Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers on this 30th day of March, 1998, effective as of the day and year first above written.


                                           THE ACHIEVEMENT FUNDS TRUST
                                           FUND on behalf of the
                                           Portfolios listed below


                                           By: /s/ Kathryn L. Stanton
                                               ------------------------



                                           Portfolios:
                                                   Equity Fund
                                                   Balanced Fund
                                                   Intermediate Bond Fund
                                                   Short Term Bond Fund
                                                   Short Term Municipal Bond
                                                            Fund
                                                   Idaho Municipal Bond Fund
                                                   Municipal Bond Fund


                                           MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK


                                           By: /s/ Maria Dell'Aquila
                                               --------------------------
                                                   Maria Dell'Aquila
                                                   Vice President